                                                                     EXHIBIT 5.1

                                August 29, 2002


LipoScience, Inc.
2500 Sumner Boulevard
Raleigh, NC  27616

Re: Registration Statement on Form S-1, File No. 333-83602

Ladies and Gentlemen:

     We have acted as counsel to LipoScience, Inc., a Delaware corporation (the "Company"), in connection with (i) the preparation of the above-referenced registration statement on Form S-1 (as such may be amended or supplemented, the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 5,750,000 shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), including 750,000 Shares issuable pursuant to an over-allotment option granted by the Company, to be sold in a public offering (the "Offering"); and (ii) the issuance and sale by the Company of the Shares.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation, as amended to date; (c) the Company's Bylaws, as amended to date; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) the Form of Purchase Agreement filed as Exhibit 1.1 to the Registration Statement (the "Purchase Agreement"), to be executed by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the underwriters for the Offering (the "Underwriters"); and (f) such other records and documents as we have deemed relevant.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original of all documents submitted to us as copies thereof, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have further assumed that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Purchase Agreement, to register and qualify the Shares for sale under all applicable state securities laws.

     For purposes of the opinions expressed herein, we have assumed that the four-for-five reverse split of the common stock of the Company as contemplated in the Registration Statement (the "Reverse Split") has been effected.

     The opinions expressed herein are limited to matters of North Carolina law, the General Corporation Law of Delaware, and the federal laws of the United States of America.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company as described in the Registration Statement, when and to the extent purchased in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Further, this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto. In giving such opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

     We bring to your attention that Helga L. Leftwich, a member of this firm, is an Assistant Secretary of the Company and that this firm beneficially owns 24,000 shares of the common stock of the Company (after taking into account the Reverse Split).

                                                     Very truly yours,

                                                     HUTCHISON & MASON PLLC

                                                     /s/ Hutchison & Mason PLLC